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                                                                 EXHIBIT (23)(d)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 (No. 333-120611) of our report dated February 18, 2004 relating to the financial statements of the Midland Cogeneration Venture Limited Partnership, which appears in the Consumers Energy Company Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Detroit, Michigan
November 30, 2004